SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 12, 2003 (April 29, 2003)


                               U.S. ENERGY CORP.
--------------------------------------------------------------------------------
             Exact Name of Registrant as Specified in its Charter)

            Wyoming                     0-6814                83-0205516
-------------------------------    -----------------     -----------------------
 (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)               File No.)            Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                              82501
----------------------------------------------------     -----------------------
     (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS

     The Company reports that its Rocky Mountain Gas, Inc. ("RMG") subsidiary has signed a Letter of Intent to enter into an Earn-In Joint Venture with Gastar Exploration, Ltd. (TSE: "YGA"). The subject coalbed methane properties are located in the Powder River Basin near Gillette, Wyoming and include 200 drilled and completed CBM wells, approximately 37,000 net undeveloped leasehold acres, and numerous drilling permits and water discharge permits. These wells are in the early stages of dewatering and gas production is just beginning to come on-line.

     Under the terms of definitive Earn-In Joint Venture agreement, RMG will be required to make a cash payment of approximately $7,000,000 within 30 days of signing the Letter of Intent to earn an undivided 50% interest in the existing developed properties and commit to spend an additional $15,000,000 through 2005 to develop the remaining acreage to earn 50% of Gastar's interest in all of the currently undeveloped acreage held by Gastar. RMG would be designated as the operator on all of the joint venture properties.

     As previously reported, RMG is in negotiations to obtain financing to expand operations and acquire properties, including the Gastar properties. CCBM, Inc., a division of Carrizo Oil & Gas, Inc. of Houston, TX, will have the right to participate in the Gastar properties acquisition, equally with RMG.

FORWARD LOOKING STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 U.S. ENERGY CORP.


Dated:  May 9, 2003                         By:    /s/  Daniel P. Svilar
                                                 -------------------------------
                                                 DANIEL P. SVILAR, Secretary



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